UNDERLYING FUNDS TRUST
THIRD AMENDMENT TO THE
FUND ACCOUNTING SERVICING AGREEMENT

THIS THIRD AMENDMENT dated as of the 27th day of April, 2009, to the Fund Accounting Servicing Agreement, dated as of April 28, 2006, as amended April 12, 2007 and April 21, 2008 (the “Agreement”), is entered into by and among Alternative Investment Partners, LLC, a Delaware limited liability company (the “Adviser”), Underlying Funds Trust, a Delaware statutory trust (the “Trust”) and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the Adviser, the Trust and USBFS have entered into an Agreement; and

WHEREAS, the parties desire to amend the Agreement to change the name of certain funds; and

WHEREAS, Section 15 of the Agreement allows for its amendment by a written instrument executed by all parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit A of the Agreement is hereby superseded and replaced with Exhibit A attached hereto.

Except to the extent supplemented hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ALTERNATIVE INVESTMENT PARTNERS, LLC	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Kristina Labermeier	By: /s/ Michael R. McVoy
Printed Name: Kristina Labermeier	Printed Name: Michael R. McVoy
Title: Vice President/CCO	Title: Executive Vice President

UNDERLYING FUNDS TRUST

By: /s/ Kristina Labermeier
Printed Name: Kristina Labermeier
Title: Vice President/CCO

Exhibit A
to the Underlying Funds Trust
Fund Accounting Servicing Agreement

Separate Series of Underlying Funds Trust effective March 6, 2009

Name of Series

Arbitrage – 1 Portfolio (f/k/a Convertible Bond Arbitrage - 1 Portfolio)
Income Arbitrage Portfolio (f/k/a Arbitrage – 2 Portfolio)
Event Driven and Risk Arbitrage Portfolio (f/k/a Merger Arbitrage – 1 Portfolio)
Long/Short Equity – Earnings Revision – 1 Portfolio
Long/Short Equity Market Neutral Portfolio (f/k/a Long/Short Equity – Momentum – 1 Portfolio)
Long/Short Equity Hedge Portfolio (f/k/a Long/Short Equity – Deep Discount Value – 1 Portfolio)
Long/Short Equity – International – 1 Portfolio
Long/Short Equity – REIT – 1 Portfolio
Distressed Securities & Special Situations – 1 Portfolio
Global Hedged Income – 1 Portfolio
Distressed/Hedged Income Portfolio (f/k/a Deep Value Hedged Income – 1 Portfolio)
Long/Short Equity – Growth – 1 Portfolio
Energy and Natural Resources Portfolio (f/k/a Energy and National Resources – 1 Portfolio)